Exhibit 99.1

CA ANNOUNCES FIRST QUARTER 2005 RESULTS AND
PROVIDES UPDATED GUIDANCE

•	First quarter revenue increases 9 percent over 2004 to $860 million

•	GAAP quarterly earnings from continuing operations at $0.09 per share

•	Operating (non-GAAP) EPS at $0.21 per share

•	Cash from continuing operations of $273 million

•	Provides guidance for the second quarter ending September 30, 2004 of:

•	Revenue in the range of $830 million to $850 million;

•	GAAP earnings per share in the range of $0.03 to $0.05; and

•	Operating (non-GAAP) earnings per share in the range of $0.15 to $0.17.

•	Provides guidance for the full fiscal year 2005 ending March 31, 2005 of:

•	Revenue in the range of $3.4 billion to $3.5 billion, compared to previous guidance of $3.5 billion to $3.7 billion;

•	GAAP earnings per share in the range of $0.25 to $0.30, compared to previous guidance of $0.28 to $0.33; and

•	Operating (non-GAAP) earnings per share in the range of $0.70 to $0.75, compared to previous guidance of $0.73 to $0.78.

ISLANDIA, N.Y., July 22, 2004 – Computer Associates International, Inc. (NYSE: CA), the world’s largest management software company, today reported financial results for the quarter ended June 30, 2004, the first quarter of fiscal 2005. In addition, the Company provided revenue and earnings per share guidance for the second quarter and updated guidance for fiscal year 2005.

“We posted solid results this quarter in a challenging industry climate,” said CA’s interim Chief Executive Officer Ken Cron. “Customers are cautious with their technology spending and they’re looking for a return on every dollar they invest in IT. That dynamic presents a real opportunity for CA because we provide software management solutions that enable our customers to leverage their IT assets in the most efficient and effective way.”

Added Jeff Clarke, CA’s chief operating officer, “Our results exceeded the preliminary revenue, earnings and cash flow guidance we provided earlier this month. We achieved these results through diligent focus on expenses while still investing in our major growth initiatives, including broadening our channel sales business; accelerating product development, especially in security management and enterprise management software; and expanding internationally.”

Financial Overview: First Quarter Fiscal 2005

Total revenue for the first quarter of fiscal 2005 was $860 million, a 9 percent increase over the similar period last year, and $10 million more than the high end of the range of the Company’s preliminary guidance provided on July 8, 2004. On a constant currency basis, total revenue for the first quarter increased approximately 7 percent compared to the similar period last year. Solid results were reported across all geographies, with particular strength noted in North America.

Software fees and other revenue for the first quarter of fiscal 2005 increased $9 million or 13 percent from the comparable prior year quarter. This includes CA’s revenue related to its distribution and OEM partners, referred to as the “channel” or indirect sales business, which experienced a 37 percent increase in bookings for the quarter compared to last year. The increase in bookings included a higher mix of maintenance-inclusive arrangements than the prior year. This increase in deferred maintenance bookings of approximately $16 million will be amortized into revenue over time. As announced by the Company in its report of fourth quarter 2004 results, CA began offering more flexible licensing terms to its channel customers and initiated subscription accounting for the majority of its indirect business on July 1, the beginning of its second quarter of fiscal 2005.

Revenue from CA’s Technology Services division declined approximately $4 million, or 7 percent for the quarter, when compared to last year, due to a higher percentage of services being bundled with products, which resulted in a larger amount of services revenue being deferred.

First quarter bookings, or new deferred subscription revenue, increased by 37 percent for the quarter to $530 million, bringing the total deferred subscription revenue balance to $4.2 billion.

Income from continuing operations for the first quarter was $53 million, or $0.09 per diluted share, compared to $8 million, or $0.01 per diluted share, reported in the comparable period last year.

On a fully diluted operating basis, excluding acquisition amortization and $5 million related to a fiscal 2004 shareholder litigation settlement, CA earned $0.21 per share in the first quarter of fiscal year 2005, compared with $0.14 per share in the first quarter of fiscal year 2004. Operating earnings per share is a non-GAAP financial measure as noted in the discussion of non-GAAP results below. A reconciliation of GAAP income from continuing operations to non-GAAP operating income is included in the tables following this press release.

Capital Structure

CA generated approximately $273 million in cash from continuing operations in the first quarter, up from the $169 million reported in the similar period last year. Cash from continuing operations benefited from a reduction of $114 million in estimated tax payments resulting from the adoption of a new IRS policy regarding cash receipts and deferred revenue.

The balance of cash and marketable securities at June 30, 2004 was approximately $2.2 billion, up $268 million from March 31, 2004. With $2.3 billion in total debt outstanding, the Company has a net debt position of approximately $100 million.

“CA continues to consistently generate cash flow and remains on track to deliver modest cash flow growth this year,” said Clarke.

Developments During the Quarter

During the quarter, the Company made the following announcements:

•	Named Jeff Clarke chief operating officer and chief financial officer, Kenneth V. Handal executive vice president and general counsel, and John Ruthven senior vice president of CA’s Asia Pacific region;

•	Began the construction of a Customer Interaction Centre in Barcelona, Spain to generate sales leads across Europe;

•	Significantly improved its offerings to partners with its “One” Partner Program;

•	Launched eTrust Antivirus 7.1, the latest version of CA’s award-winning virus management solution;

•	Offered its first software-as-a-service solution, eTrust Managed Vulnerability Service, to provide customers with 24x7 risk detection and automated patch management;

•	Announced the Company’s Enterprise Infrastructure Management (EIM) strategy to deliver complete, integrated and open solutions to help CIOs run IT like a business;

•	Unveiled its strategy to help customers leverage open source technologies, including releasing its Ingres database into open source; and

•	Announced new product developments in wireless and Web services.

Outlook for Fiscal Year 2005

The following updated guidance is based on current expectations and represents “forward looking statements” (as defined below):

For the second quarter ending September 30, 2004:

•	Revenue in the range of $830 million to $850 million;

•	GAAP earnings per share in the range of $0.03 to $0.05; and

•	Diluted operating (non-GAAP) earnings per share in the range of $0.15 to $0.17.

For the full fiscal year 2005 ending March 31, 2005:

•	Revenue in the range of $3.4 billion to $3.5 billion, compared to previous guidance of $3.5 billion to $3.7 billion;

•	GAAP earnings per share in the range of $0.25 to $0.30, compared to previous guidance of $0.28 to $0.33; and

•	Diluted operating (non-GAAP) earnings per share in the range of $0.70 to $0.75, compared to previous guidance of $0.73 to $0.78.

Clarke said, “We are bringing our full year guidance down modestly. We continue to see market growth in our segments of the software industry and, similar to the first quarter we just delivered, we expect to continue to drive solid revenue and earnings per share growth for fiscal 2005.”

First Quarter Webcast

The Company will host a webcast at 4:30 p.m. EDT today to discuss its first quarter fiscal 2005 results. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1 (706) 679-5227.

Non-GAAP Financial Measures

This press release includes financial measures for net income and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP

“operating” net income and earnings per share exclude non-cash amortization of acquired technology and other intangibles, the class-action and derivative litigation settlement charge and the applicable tax effects of these items. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding non-cash acquisition related charges and the litigation settlement charge, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision- making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release.

About CA

Computer Associates International, Inc. (NYSE:CA), the world’s largest management software company, delivers software and services across operations, security, storage, life cycle and service management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in Islandia, N.Y., and operates in more than 100 countries. For more information, please visit http://ca.com.

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In addition to the historical information presented, certain statements in this release may constitute “forward-looking statements” that involve risks and uncertainties. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: we could be subject to substantial fines, penalties or other sanctions as a result of the joint inquiry by the SEC and U.S. Attorney’s Office; we are subject to intense competition; we have lost senior management employees who may be difficult to replace; our products must remain compatible with, and our product development is dependent upon access to, changing operating environments; we have a significant amount of debt; our credit ratings have been downgraded and could be downgraded further; customers are still adapting to our Business Model; the failure to protect our intellectual property rights may weaken our competitive position; we may become dependent upon large transactions; customer decisions are influenced by general economic conditions; third parties may claim that our products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect our business; the volatility of the international marketplace; and other risks described in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. CA assumes no obligation to update the information in this press release, except as otherwise required by law.

© 2004 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Shannon Lapierre	Jeanne Glass
	Public Relations	Investor Relations
	(631) 342-3839	(631) 342-2131
	shannon.lapierre@ca.com	jeanne.glass@ca.com

Table 1
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	June 30,
	2004	2003
Subscription revenue	$569	$447
Software fees and other	76	67
Maintenance	127	159
Financing fees	33	54
Professional services	55	59

Total revenue	860	786

Amort. of capitalized software costs	112	116
Cost of professional services	55	55
Selling, general and administrative	307	321
Product dev. and enhancements	172	162
Commissions and royalties	66	52
Depr. and intangibles amort.	32	33
Interest expense, net	26	31
Other gains/expenses, net	3	4
Shareholder litigation settlement	5	—

Total expenses	778	774

Income from continuing operations before income taxes	82	12

Income taxes	29	4

Income from continuing operations, net of taxes	53	8

Income from discontinued operation	—	—

Net income	$53	$8

Basic earnings per share:
Income from continuing operations	$0.09	$0.01
Income from discontinued operation	—	—
Net income	$0.09	$0.01

Basic weighted-average shares used in computation	586	578

Diluted earnings per share:
Income from continuing operations	$0.09	$0.01
Income from discontinued operation	—	—
Net income	$0.09	$0.01

Diluted weighted-average shares used in computation	612	580

Table 2
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Balance Sheets
(in millions)
(unaudited)

	June 30,	March 31,
	2004	2004
Cash and marketable securities	$2,170	$1,902
Trade and installment A/R, net	776	949
Federal and state income tax receivable	96	96
Deferred income taxes	339	311
Other current assets	91	108

Total current assets	3,472	3,366

Installment A/R, net	752	820
Property and equipment, net	625	641
Purchased software products, net	943	1,045
Goodwill, net	4,366	4,366
Other noncurrent assets, net	449	449

Total assets	$10,607	$10,687

Loans payable and current portion of long–term debt	$825	$2
Deferred subscription revenue (collected)-current	1,188	1,210
Other current liabilities	1,228	1,243

Total current liabilities	3,241	2,455

Long-term debt, net of current portion	1,474	2,298
Deferred income taxes	538	618
Deferred subscription revenue (collected)-noncurrent	258	276
Deferred maintenance revenue	268	293
Other noncurrent liabilities	28	29

Total liabilities	5,807	5,969

Stockholders’ equity	4,800	4,718

Total liabilities and stockholders’ equity	$10,607	$10,687

Table 3
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Quarterly Condensed Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	June 30,
	2004	2003
OPERATING ACTIVITIES:
Net income	$53	$8
Less income from discontinued operation, net of tax	—	—

Income from continuing operations	53	8
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operating activities:
Depreciation and amortization	144	149
Provision for deferred income taxes	(114)	(32)
Stock-based compensation expense	9	1
Gain on sale of assets, net	—	(18)
Decrease in noncurrent installment A/R, net	72	101
(Decrease) increase in deferred subscription revenue (collected) – noncurrent	(16)	39
Decrease in deferred maintenance revenue	(23)	(46)
Decrease in trade and current installment A/R, net	142	162
Decrease in deferred subscription revenue (collected) – current	(12)	(13)
Other	18	(182)

NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	273	169

INVESTING ACTIVITIES:
Acquisitions of purchased software	—	(13)
Settlements of purchase accounting liabilities	(5)	(5)
Purchases of property and equipment, net	(9)	(6)
Proceeds from disposition of businesses	14	18
Purchases of marketable securities, net	(10)	(1)
Increase in capitalized software development costs and other	(15)	(10)

NET CASH USED IN INVESTING ACTIVITIES	(25)	(17)

FINANCING ACTIVITIES:
Debt repayments, net	(1)	(826)
Exercises of common stock options and other	39	9
Purchases of treasury stock	(11)	(4)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	27	(821)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS BEFORE EFFECT OF EXCHANGE RATE CHANGES ON CASH	275	(669)

Effect of exchange rates on cash	(9)	27

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	266	(642)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,793	1,405

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,059	$763

Table 4
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of GAAP Results to Operating Results from Continuing Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30,
	2004	2003
Total revenue (see Table 1)	$860	$786
Total expenses (see Table 1)	778	774

Income before taxes (see Table 1)	82	12

Non-GAAP adjustments:
Purchased software amortization	102	106
Acquired intangibles amortization	10	10
Shareholder litigation settlement	5	—

Operating income before interest adj. & taxes	199	128

Interest on dilutive convert. bonds	10	2

Operating income before taxes	209	130
Income tax provision	75	48

Net operating income	$134	$82

Diluted operating EPS	$0.21	$0.14

# of shares used(1)	639	603

(1)	The number of shares used in the computation of diluted operating EPS for the three months ended June 30, 2004 and 2003 have been adjusted to reflect the dilutive impact of the Company’s 1.625 percent Convertible Senior Notes. The number of shares for the three months ended June 30, 2004 also includes the dilutive impact of the Company’s 5 percent Convertible Senior Notes.

The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Table 5
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of Projected GAAP Results from Continuing Operations to Operating Results
(in millions, except per share data)
(unaudited)

	Three Months Ending			Fiscal Year Ending
	September 30, 2004			March 31, 2005
Projected revenue range	$830	to	$850	$3,400	to	$3,500

Projected GAAP EPS range	$0.03	to	$0.05	$0.25	to	$0.30

Non-GAAP adjustments:
Projected per share impact of acquisition amortization, net of taxes and impact from convertible senior notes	$0.12		$0.12	$0.45		$0.45

Projected diluted operating EPS range	$0.15	to	$0.17	$0.70	to	$0.75

The projected Diluted Operating EPS set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The projected GAAP and non-GAAP financial information set forth in this reconciliation represent forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of this press release.